Exhibit 99.1

NEWS RELEASE

GRAY TELEVISION ANNOUNCES PRICING OF
$525.0 MILLION OF 5.125% SENIOR NOTES DUE 2024 AND $200.0 MILLION OF
ADD-ON SENIOR NOTES DUE 2026

Atlanta, Georgia – September 7, 2016. . . Gray Television, Inc. (“Gray,” “we,” “our” or the “Company”) (NYSE: GTN and GTN.A) announced today that it has priced its previously announced offering of $525.0 million in aggregate principal amount of 5.125% senior notes due 2024 (the “2024 Notes”) and $200.0 million in aggregate principal amount of additional 5.875% senior notes due 2026 (the “Additional 2026 Notes” and, together with the 2024 Notes, the “Notes”).

The 2024 Notes were priced at 100% of par. The Additional 2026 Notes were priced at 103% of par plus accrued interest from and including June 14, 2016, resulting in an effective yield of 5.398%. The Additional 2026 Notes are part of the same issuance of, and will rank equally and form a single series with, the $500.0 million aggregate principal amount of the Company’s 5.875% senior notes due 2026 that were issued on June 14, 2016.

The Company’s existing, and certain future, subsidiaries will guarantee the Notes on a senior unsecured basis. The sale of the Notes is expected to be completed on September 14, 2016, subject to customary closing conditions.

The Company intends to use the proceeds from the offering and cash on hand to complete a cash tender offer (the “Tender Offer”) for any and all of its outstanding $675.0 million aggregate principal amount 7½% Senior Notes due 2020 (the “2020 Notes”). The Company also intends to use any remaining proceeds to redeem any 2020 Notes that remain outstanding after the completion of the Tender Offer.

The Notes and the related guarantees have not been, and will not be, registered under the Securities Act of 1933 or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption therefrom. The Notes will be offered only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes, and shall not constitute an offer, solicitation or sale of any Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933.

4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.gray.tv

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These “forward-looking statements” are statements other than statements of historical fact, and may include, among other things, statements regarding our current expectations and beliefs as to our ability to consummate the offering of Notes and the intended use of proceeds thereof, and other future events. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. All information set forth in this release is as of September 7, 2016. We do not intend, and undertake no duty, to update this information to reflect future events or circumstances. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov.

Gray Contacts:

www.gray.tv

Hilton H. Howell, Jr., President and Chief Executive Officer, 404-266-5512

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-504-9828

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